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                                 EXHIBIT 23.4



            CONSENT OF PRICEWATERHOUSECOOPERS LLP,
                INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of CSX Corporation of our report dated January 19, 1999 relating to the consolidated financial statements of Conrail Inc. as of December 31, 1998 and for each of the two years in the period ended December 31, 1998, which appears in the Annual Report on Form 10-K of CSX Corporation for the fiscal year ended December 31, 1999.

/s/ PRICEWATERHOUSECOOPERS LLP

PRICEWATERHOUSECOOPERS LLP
Philadelphia, PA
October 27, 2000